UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 1, 2005
LIN TV Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31311	05-0501252

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)
LIN Television Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25206	13-3581627

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Four Richmond Square, Suite 200, Providence, Rhode
Island	02906

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 454-2880

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of A Material Definitive Agreement
     On November 1, 2005, LIN TV Corp., a Delaware corporation (“LIN TV”), its wholly owned subsidiary, LIN Television Corporation, a Delaware corporation (“LIN Television” and together with LIN TV, the “Company”), and Hicks, Muse & Co. Partners L.P., a Texas limited partnership (“Hicks Muse Partners”) entered into a Termination Agreement (the “Termination Agreement”) which terminated the Amended and Restated Financial Advisory Agreement, dated as of February 19, 2002, as amended (the “Agreement”). Hicks Muse Partners is an affiliate of Hicks, Muse, Tate & Furst Incorporated (“Hicks Muse”). As of September 30, 2005, affiliates of Hicks Muse owned all 23,502,059 shares of LIN TV’s class B common stock outstanding, representing approximately 46.1% of the equity interests in LIN TV.
     The Agreement provided that the Company would reimburse Hicks Muse Partners for certain expenses incurred by it in connection with rendering services relating to acquisitions, sales, mergers, exchange offers, recapitalization, restructuring or similar transactions allocable to the Company.
     The Company did not incur any material early termination fees in connection with the termination of the Agreement.
     On June 30, 2005, Peter S. Brodsky was elected to serve as a member of the board of directors of LIN TV. Mr. Brodsky is a current partner of Hicks Muse and has significant financial experience. The Company determined that it no longer requires the services of Hick Muse Partners as a financial advisor.
     The Termination Agreement is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Termination Agreement dated as of November 1, 2005 among LIN Television Corporation, LIN TV Corp. and Hicks, Muse & Co. Partners L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIN TV Corp.
Date: November 4, 2005	By:	/s/William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

LIN Television Corporation
Date: November 4, 2005	By:	/s/William A. Cunningham
		Name:	William A. Cunningham
		Title:	Vice President and Controller

Exhibit Index

Exhibit No.	Description
99.1	Termination Agreement dated as of November 1, 2005 among LIN Television Corporation, LIN TV Corp. and Hicks, Muse & Co. Partners L.P.